Exhibit 5.20

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS (PTY) LTD.

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

/s/ William Frederick McKechnie
By:	William Frederick McKechnie
General Manager – Europe, Middle East and Africa
Snowden Mining Industry Consultants (Pty) Ltd.

Dated: March 28, 2018